Exhibit 24

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Lattice Semiconductor Corporation (the "Company"), hereby constitutes and appoints each of Jared Josephsen, Deborah Donahue, Tracy Feanny, and Steven Hasenmyer, acting individually, as the undersigned's true and lawful attorney-in-fact and agent to:

1.	EDGAR Filing Authority

•    Prepare and submit Form ID applications for purposes of creating and/or obtaining the undersigned's Central Index Key (CIK) number and CIK confirmation code (CCC), as necessary for EDGAR access and the filing of Forms 3, 4, and 5;

•    Complete and execute Forms 3, 4, and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws or regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

•    Do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

2.	Account Administrator Authority

•    Serve as "account administrators" pursuant to the SEC's EDGAR system;

•    Appoint, remove, and replace account administrators, technical administrators, account users and delegated entities;

•    Maintain the security of the EDGAR account, including access code modifications;

•    Modify and certify information on the EDGAR dashboard; and

•    Take actions as contemplated by Rule 10 of Regulation S-T.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

3.	Term of Authorization

This Power of Attorney shall remain in full force and effective until the earliest of:

(i)   the undersigned is no longer subject to Section 16 filing requirements with respect to the undersigned's holdings of and transactions in securities issued by the Company;
(ii)  the date on which the applicable account administrators are removed as account administrators on the undersigned's EDGAR account; or
(iii) written revocation delivered to the Company and the foregoing attorneys-in-fact.

IN WI1NESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the a set forth below.

/s/ John F. McCool
Signature

John F. McCool
Print Name

October 26, 2026
Date

0001701967
CIK Number